Exhibit 10.6

LINE OF CREDIT

NOTE

Maximum Credit Limit: Up to $3,000,000.00	Date: April 28, 2006

FOR VALUE RECEIVED, WITHOUT DEFALCATION AND INTENDING TO BE LEGALLY BOUND HEREBY, SPITZ, INC., a Delaware corporation (hereinafter referred to as the “Debtor”), promises to pay to the order of FIRST KEYSTONE BANK, a corporation organized and existing under the laws of the United States of America (hereinafter “Bank”), at its offices located at 22 West State Street, Media, Pennsylvania,19063, or such other place as the holder hereof may from time to time direct, the sum of up to Three Million Dollars ($3,000,000.00), or so much thereof as may be advanced from time to time, and remain unpaid, under that certain Line of Credit Agreement dated even date herewith between Debtor, Guarantor (hereinafter defined), and Bank (the “Line of Credit Agreement”), together with interest from the date hereof at the per annum rate of one-half of one (.50%) percent above the Wall Street Prime Rate (hereinafter defined) in effect from time to time (the “Rate”), the effective date of any change in the Rate to be the first day next succeeding the day on which the Wall Street Prime Rate changes. Bank extended to Debtor and Transnational Industries, Inc. a line of credit facility on June 12, 1997, evidenced by that certain Line of Credit Note executed by Debtor and Transnational Industries, Inc. and delivered to Bank on June 12, 1997 (the “Line of Credit Note”). The obligations evidenced by the Line of Credit Note were subsequently modified, increased, extended and renewed by the following: (i) a Modification Agreement dated July 7, 2000 (the “First Modification Agreement”);  (ii) a Renewal Line of Credit Note (the “First Renewal Note”) dated July 7, 2000; (iii) a Second Modification Agreement dated July 18, 2002 (the “Second Modification Agreement”); a Second Renewal Line of Credit Note (the “Second Renewal Note”) dated July 18, 2002; (iv) an Amendment No. 1 to Second Modified Line of Credit Agreement dated as of September 15, 2003 (“Amendment No .1 to Second Modified Line of Credit Agreement”); (v) a Third Modification Agreement dated July 14, 2004 (the “Third Modification Agreement”); and (vi) a Third Renewal Line of Credit Note (the “Third Renewal Note”) dated July 14, 2004. The Line of Credit Note, the First Modification Agreement, the First Renewal Note, the Second Modification Agreement, the Second Renewal Note, Amendment No. 1 to Second Modified Line of Credit Agreement, Third Modification Agreement and the Third Renewal Note are herein collectively referred to as the “Existing Line of Credit”. As of the date of this line of credit note (“Note”) the outstanding balance of the Existing Line of Credit is Two Million Two Hundred Twenty Four Thousand Nine Hundred Eighty Dollars and Six Cents ($2,224,980.06). This Note is executed and delivered in substitution and replacement of the Debtor’s obligations under and the indebtedness evidenced by the Existing Line of Credit and stands in the place and stead of the documents evidencing the Existing Line of Credit and is not an additional indebtedness or a satisfaction of the indebtedness evidenced by the documents executed in connection with the Existing Line of Credit. The indebtedness and obligations evidenced by the Existing Line of Credit are continued, renewed, extended and modified by this Note. The indebtedness evidenced by this Note is to be paid as follows:

JONES, STROHM & GUTHRIE	10 Beatty Road
A Professional Corporation	Media, Pennsylvania 19063
Attorneys At Law	Telephone (610) 565-7100
Fax (610) 565-7180

(i)                                    On May 1, 2006, a payment of interest only on the daily principal balance outstanding from the date hereof to April 30, 2006, and thereafter a payment of interest only (the “Interest Installment”) on the daily principal balance outstanding from the date hereof in monthly installments of said interest payable on the first day of June, 2006, and on the same day of each month thereafter until the earlier to occur of (a) demand by Bank upon the occurrence of an Event of Default (as hereinafter defined), (b) demand by Bank in the event of the retirement, termination, departure from the employ of Debtor or the substantial diminution of the management authority or responsibilities of either Jonathan Shaw or Paul Dailey in the operations of Debtor unless otherwise reasonably consented to by Bank; (c) demand by Bank in the event of the retirement, termination, departure from the employ of Debtor or the substantial diminution of the management authority or responsibilities of both Jonathan Shaw and Paul Dailey in the operations of Debtor, (d) thirty (30) days after demand by Bank; or (e) June 30, 2007 (the “Maturity Date”), at which time the entire indebtedness evidenced by this Note, including, without limitation, the entire outstanding principal balance and accrued interest thereon, together with any other sums due and payable hereunder, shall be due and payable in full;

(ii)                                Notwithstanding anything herein to the contrary, in the event the outstanding balance of this Note exceeds the Maximum Credit Limit because of a reduction in the Maximum Credit Limit by reason of a reduction in the amount of Qualified Accounts Receivable or Qualified inventory (as those terms are defined in the Line of Credit Agreement) or otherwise, Debtor will immediately pay to Bank the amount necessary to reduce the outstanding balance of this Note to a sum equal to or less than the Maximum Credit Limit;

(iii)                            The Wall Street Prime Rate is the “Prime Rate” published in the “Money Rates” section of The Wall Street Journal, Eastern Edition, or the average “Prime Rate” if more than one is published. If The Wall Street Journal ceases to be published or goes on strike or is otherwise not published for any period of time, or if it ceases to publish a “Prime Rate”, then Bank may use any similar published prime or base rate; and

(iv)                               The amount of any monthly installment shall be the result obtained by multiplying the product of the outstanding balance on any day times the applicable Rate by a fraction, the numerator of which is the actual number of days during the period for which the calculation is being made that any given outstanding balance is applicable, and the denominator of which is three hundred sixty-five (365).

I.                                         ADVANCES:  Subject to the terms and conditions of this Note and the Line of Credit Agreement, Bank agrees to advance to Debtor from time to time and until the Maturity Date, such sums as Debtor may request, in writing, not to exceed at any time outstanding, the Maximum Credit Limit (as defined in the Line of Credit Agreement). Within the limits of this Note and the Line of Credit Agreement and prior to the Maturity Date Debtor may borrow, repay, and borrow again.

II.                                     SECURITY: The payment of this Note is secured by, inter alia: (i)  that certain second-lien priority Open-End Mortgage and Security Agreement dated even date herewith (the “Mortgage”) encumbering that certain real estate known as Route 1, Chadds Ford, Chadds Ford Township, Delaware County, Pennsylvania (the “Mortgaged Premises”); (ii)  that certain Security Agreement between Bank and Debtor and UCC-1 Financing Statements of even date herewith (the

“Security Agreement”) encumbering the Collateral as defined in the Security Agreement; (iii) a guaranty and suretyship agreement of Evans & Sutherland Computer Corporation, a Utah corporation (hereinafter the “Guarantor”); and (iv) that certain Pledge Agreement between bank and Guarantor respecting all of the issued and outstanding shares of stock of Debtor (the “Pledge Agreement”).

III.                                 ADVANCES FOR PROTECTION OF SECURITY INTEREST:  In the event Debtor fails to pay any cost or expense relating to the protection of the Mortgaged Premises or the Collateral (as defined in the Security Agreement), then Bank may, at its option and without prior notice, advance sums on behalf of Debtor in payment of any of the aforesaid, including, without limitation, charges and claims, prior liens and insurance premiums without prejudice to the right of enforcement of the within indebtedness or the other remedies of Bank as hereinafter set forth by reason of the failure of Debtor to make payment of the same; and all such sums so advanced by Bank shall be added to and become part of the within indebtedness, with interest on each advance at the Rate, from the dates of the respective expenditures, shall be secured by the security for this Note, and shall be payable by Debtor to Bank upon demand. The production of a receipt by the Bank shall be conclusive proof of a payment or advance authorized hereby and the amount and validity thereof. The provisions of this paragraph shall apply after the entry of a judgment in any collection action based upon this Note or the security for this Note and Debtor shall be obligated to pay to Bank any post judgment advances made by Bank pursuant to this paragraph.

IV.                                REPAYMENTS:  Debtor may at any time prepay the principal outstanding balance hereof in whole or in part without penalty or premium, provided that Debtor gives written notice to Bank prior to or contemporaneously with any such prepayment of principal. Partial prepayments shall be applied first on account of interest, then on account of other sums due under this Note, other than principal, and then on account of principal.

V.                                    DEFAULT RATE OF INTEREST:  In the event Debtor fails to pay any amount due under this Note when due or as demanded, then interest shall at all times during the continuance of such payment default accrue on all sums due under this Note at the Rate plus five (5%) percent per annum (the “Default Rate”).

VI.                                LATE CHARGE:  In the event any Interest Installment shall become overdue for a period of fifteen (15) days, Debtor shall promptly pay to Bank a late charge of five (5) cents for each dollar so overdue. This shall not be construed to obligate Bank to accept any overdue installment (i.e., any payment remaining unpaid for a period of five (5) days after written notice of failure to pay the same when due) nor limit Bank’s rights and remedies for Debtor’s default, as hereinafter set forth.

VII.                            DEFAULT:  (a)  Each of the following shall constitute an event of default by Debtor (“Event of Default”) hereunder:

(i)                                    any interest installment, or principal payment, or any other sum required hereunder remains unpaid for the period of ten (10) days after written notice to Debtor of failure to pay the same after it shall become due in accordance with the provisions hereof; or

(ii)                                the failure to cure any event of default under the provisions of the Mortgage, the Security Agreement, the Pledge Agreement, the Line of Credit Agreement or any other document executed by Debtor and or Guarantor in connection with this Note after the expiration of any applicable cure period (collectively the “Loan Documents”); or

(iii)                            the failure to cure an event of default under any other obligation or indebtedness of Debtor or Guarantor to Bank after the expiration of any applicable cure period.

(b)                                  Upon and after the occurrence of an Event of Default, the entire unpaid principal balance hereof, together with interest accrued thereon at the Rate hereinbefore specified to the date of Event of Default and thereafter at the Default Rate, and all other sums due by Debtor hereunder or under the other Loan Documents together with reasonable attorney’s fees, shall, upon the declaration of Bank, immediately become due and payable without presentment, demand or further action of any kind, and payment of the same may be enforced and recovered in whole or in part at any time by the entry of judgment on this Note or any other judicial proceeding and the issuance of a writ of execution thereon upon any real or personal property of Debtor; and Bank may also recover all costs of suit and other expenses, including reasonable attorney’s fees and the cost of the title search, in connection therewith.

(c)                                  Upon the occurrence of an Event of Default and the acceleration of the entire unpaid balance of principal of this Note, interest shall continue to accrue thereafter at the Default Rate until this Note, and all sums due hereunder, are paid in full, including the period following the entry of any judgment. Interest after default at the Default Rate shall be calculated on the basis of a three hundred sixty-five (365) day year, but charged for the actual number of days elapsed.

(d)                                  The rights and remedies provided herein or in the other Loan Documents shall be cumulative and concurrent and shall not be exclusive of any right or remedy provided by law, in equity or otherwise. Said rights and remedies may, at the sole discretion of Bank, be pursued singly, successively or together as often as occasion therefor shall arise, against Debtor and/or the Mortgaged Premises or the Collateral or any other security for this Note, as applicable. No failure on the part of Bank to exercise any of such rights or remedies shall be deemed a waiver of any such rights or remedies or of any Event of Default hereunder.

(e)                                  Upon the occurrence of an Event of Default, Bank shall have the right, but not the duty, to cure such default, in part or in its entirety, and all amounts expended or debts incurred by Bank, including reasonable attorneys’ fees, shall be deemed to be advances to Debtor, shall be added to the principal due under this Note, shall be secured by the security for this Note, and shall be payable by Debtor to Bank upon demand with interest at the Default Rate.

VIII.                        WARRANT OF ATTORNEY. THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENTS AGAINST DEBTOR. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST DEBTOR, DEBTOR HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, AND UNCONDITIONALLY WAIVES ANY AND

ALL RIGHTS DEBTOR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE COMMONWEALTH PENNSYLVANIA AND THE UNITED STATES OF AMERICA.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, DEBTOR DOES HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OF THE PROTHONOTARY OF ANY COURT OF RECORD OF THE COMMONWEALTH PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR DEBTOR IN ANY SUCH COURT, AND WITH OR WITHOUT A COMPLAINT OR DECLARATION FILED, IN AN APPROPRIATE ACTION BROUGHT AGAINST DEBTOR ON THIS NOTE, TO ENTER AND CONFESS JUDGMENT AGAINST DEBTOR IN FAVOR OF BANK OR ITS SUCCESSORS AND ASSIGNS, FOR THE ENTIRE AMOUNT DUE TO BANK UPON SUCH EVENT OF DEFAULT AS PROVIDED HEREIN, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY’s COMMISSION EQUAL TO THE LESSER OF THE ACTUAL ATTORNEYS’ FEES INCURED OR TEN PERCENT OF THE OUTSTANDING BALANCE HEREOF; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY HEREIN GRANTED TO APPEAR, ENTER AND CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISES THEREOF OR BY ANY DEFECTIVE EXERCISE THEREOF, BUT SHALL CONTINUE AND BE EXERCISABLE FROM TIME TO TIME UNTIL THE FULL PAYMENT OF ALL AMOUNTS DUE FROM DEBTOR TO BANK HEREUNDER AND UNDER THE LINE OF CREDIT AGREEMENT IS MADE.

DEBTOR ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO DEBTOR BY SUCH COUNSEL AND AS EVIDENCE OF SUCH FACT SIGNS ITS INITIALS.

(Initials of Officer of Debtor)

IX.                                WAIVER OF BENEFIT AND DEFECTS. Debtor hereby waives the benefit of any laws now or hereafter enacted providing for any stay of execution, marshaling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of all or any part of the Collateral or any other security for this Note, exempting all or any part of the Collateral, or any other security for this Note from attachment, levy or sale upon any such execution or conflicting with any provision of this Note. Debtor waives and releases Bank and said attorney or attorneys from all errors, defects and imperfections whatsoever in confessing any such judgment or in any proceedings relating thereto or instituted by Bank hereunder. Debtor hereby agrees that any property that may be levied upon pursuant to a judgment obtained under this Note may be sold upon any execution thereon in whole or in part, and in any manner and order that Bank, in its sole discretion may elect.

X.                                    MISCELLANEOUS:  Debtor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. Debtor agrees to reimburse Bank for all costs and expenses including reasonable counsel fees incurred by Bank in connection with the enforcement hereof. The rights and privileges of Bank under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Debtor made in connection with this Note shall bind Debtor’s successors and assigns. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. This Note has been delivered in, and shall be governed by the laws of the Commonwealth Pennsylvania. Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default and prior to Banks acceleration of the sums due or exercise of any other remedy of Bank, Debtor does not have the right to cure the Event of Default, and Bank shall not be obligated to accept any payment or other performance tendered to cure the Event of Default. Further, in the event Bank waives an Event of Default and permits Debtor to cure such Event of Default, such waiver shall not constitute a waiver of any subsequent Event of Default or create or be interpreted to create any right of Debtor to cure any subsequent Event of Default.

XI.                                NO WAIVER. The granting, with or without notice, of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, provision, condition or agreement contained herein, in the other Loan Documents, or the granting of any other indulgence, or the taking or releasing or subordinating of any security for the indebtedness evidenced hereby, or any other modification or amendment of this Note, or the other Loan Documents will in no way release or discharge the liability of Debtor, whether or not granted or done with the knowledge or consent of Debtor.

XII.                            NOTICES:  All invoices shall be sent by regular first class mail to Debtor and the Guarantor at the addresses set forth in the Line of Credit Agreement. All other notices, requests and other communications hereunder shall be in writing and shall be sent in the manner set forth in the Line of Credit Agreement.

XIII.                        GOVERNING LAW:  This Note shall be governed by and construed in accordance with the laws of the Commonwealth Pennsylvania.

XIV. JOINT AND SEVERAL LIABILITY: Each and every maker and guarantor signing this Note is fully and personally obligated to keep all of the promises made in this Note including, without limitation, the promises to pay the full amount owed. Bank may enforce its rights under this Note against each maker and guarantor signing this Note jointly and severally.

XV.                           WAIVER OF JURY TRIAL:   BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE, THE MORTGAGE, THE SECURITY AGREEMENT, THE PLEDGE AGREEMENT, THE LINE OF CREDIT AGREEMENT, ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO OR THERETO, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE DEBTOR IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS NOTE.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Debtor has duly executed this Note the day and year first above written and has hereunto set its hand and seal.

WITNESS:		DEBTOR:
SPITZ, INC.
A Delaware Corporation

/s/ Donn L. Guthrie	BY:	/s/ Jonathan Shaw (SEAL)
(As to Both) Witness

	ATTEST:	/s/ Paul L. Dailey (SEAL)
Witness
[Corporate Seal]

GUARANTOR

For valuable consideration, the undersigned does hereby acknowledge its liability as endorser, surety and guarantor of this Note, and does hereby waive and release any right to require that the holder hereof first proceed against the maker hereof. The undersigned does hereby agree that the terms of this Note may be modified, waived, released and extended, and that the rights of any holder hereof may be modified, waived, released or extended, all without notice to the undersigned, without its approval, and without affecting its liability hereunder. The undersigned does further waive all notices, including, but not limited to, notices of default under this Note.

Witnesses:		GUARANTOR:
EVANS & SUTHERLAND COMPUTER CORPORATION
A Utah Corporation

/s/ Analisa Marquardt	BY:	/s/ David Bateman (SEAL)
Witness

/s/ Analisa Marquardt	ATTEST:	/s/ Lance Sessions (SEAL)
Witness		[Corporate Seal]